Exhibit 4.11

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

Environmental Energy Saving Specialist

BocaPCM™

EMPLOYMENT CONTRACT

THIS CONTRACT OF EMPLOYMENT IS ENTERED INTO BETWEEN GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED (HEREINAFTER REFERRED TO AS 'EMPLOYER') AND **LEUNG LOUIS HO MING** (HEREINAFTER REFERRED TO AS 'EMPLOYEE') ON 8 June 2026 (DATE) UNDER THE TERMS AND CONDITIONS OF EMPLOYMENT BELOW:

1.	**COMMENCEMENT OF EMPLOYMENT**	EFFECTIVE FROM 8 June 2026 UNTIL EITHER PARTY TERMINATES THE CONTRACT.
2.	**POSITION AND SECTION EMPLOYED**	**CHIEF FINANCIAL OFFICER**
3.	**PLACE OF WORK**	HONG KONG. / CHINA
4.	**WORKING HOURS**	FROM 08:30 HOURS TO 18:30 HOURS (5 DAYS PER WEEK)
5.	**WAGES**	
	(A) WAGE RATE	BASIC WAGES OF HK$30,000 PER MONTH.
	(B) OVERTIME PAY	NO OVERTIME ALLOWNACE
	(C) PAYMENT OF WAGES	WITHIN 7 DAYS AFTER THE END OF EACH MONTH.
6.	**REST DAYS**	EVERY SUNDAY & SATURDAY WITH PAY ON EVERY WEEK.
7.	**HOLIDAYS**	THE EMPLOYEE IS ENTITLED TO STATUTORY HOLIDAYS AS SPECIFIED IN THE EMPLOYMENT ORDINANCE.
8.	**PAID ANNUAL LEAVE**	THE EMPLOYEE IS ENTITLED TO PAID ANNUAL LEAVE 14 WORKING DAYS.

Unit 1809, Prosperity Place, 6 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong.
Tel: +852 2882 1222 Fax: +852 2882 1680 Email: Dr.RichardChan@Gmail.com

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

Environmental Energy Saving Specialist

BocaPCM™

9.	**MATERNITY BENEFITS**	NOT APPLICABLE.
10.	**SICKNESS ALLOWANCE**	THE EMPLOYEE IS ENTITLED TO SICKNESS ALLOWANCE ACCORDING TO THE PROVISIONS OF THE EMPLOYMENT ORDINANCE UNDER THE FOLLOWING CIRCUMSTANCES - IRRESPECTIVE OF NUMBER OF SICKNESS DAYS TAKEN; AND THE SICK LEAVE IS SUPPORTED BY HONG KONG REGISTERED DOCTOR'S MEDICAL CERTIFICATE.
11.	**PROBATION PERIOD**	THREE MONTHS, IF WE FOUND YOUR PERFORMANCE IS ACCEPTABLE DURING THE PROBATION PERIOD, PERMANENT EMPLOYMENT CONTRACT WILL BE RECONFIRMED BY THE END OF THE PROBATION PERIOD.
12.	**TERMINATION OF EMPLOYMENT CONTRACT**	A NOTICE PERIOD OF THREE MONTH OR AN EQUIVALENT AMOUNT OF WAGES FOR THE NOTICE PERIOD.
13.	**END OF YEAR BONUS**	ANNUAL YEAR END BONUS TO BE DECIDED BY THE BOARD OF DIRECTORS.
14.	**MANDATORY PROVIDENT FUND SCHEME**	THE EMPLOYEE JOINS THE MANDATORY PROVIDENT FUND SCHEME SUBJECT TO THE PROVISIONS OF THE MANDATORY PROVIDENT FUND SCHEMES ORDINANCE. THE EMPLOYER AND THE EMPLOYEE ARE TO MAKE CONTRIBUTIONS TOWARDS THE SCHEME IN ACCORDANCE WITH THE REQUIREMENTS SPECIFIED IN THE MANDATORY PROVIDENT FUND SCHEMES ORDINANCE.

Unit 1809, Prosperity Place, 6 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong.
Tel: +852 2882 1222 Fax: +852 2882 1680 Email: Dr.RichardChan@Gmail.com

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

Environmental Energy Saving Specialist

BocaPCM™

15.	**WORK ARRANGEMENTS DURING TYPHOON**	THE EMPLOYEE IS NOT REQUIRED TO WORK WHEN TYPHOON SIGNAL NO.8 OR ABOVE IS HOISTED AND NO WAGES WILL BE DEDUCTED DURING THE PERIOD. THE EMPLOYEE IS REQUIRED TO RESUME DUTY IF THE TYPHOON SIGNAL NO.8 IS LOWERED NOT LESS THAN TWO HOURS BEFORE CLOSE OF WORKING HOURS.
16.	**WORK ARRANGEMENTS DURING BLACK RAINSTORM WARNING**	THE EMPLOYEE IS NOT REQUIRED TO WORK WHEN BLACK RAINSTORM WARNING IS HOISTED AND NO WAGES WILL BE DEDUCTED DURING THE PERIOD. THE EMPLOYEE IS REQUIRED TO RESUME DUTY IF THE BLACK RAINSTORM WARNING IS LOWERED NOT LESS THAN TWO HOURS BEFORE CLOSE OF WORKING HOURS.
17.	**OTHERS**	THE EMPLOYEE IS ENTITLED TO ALL OTHER RIGHTS, BENEFITS OR PROTECTION UNDER THE EMPLOYMENT ORDINANCE, THE EMPLOYEES' COMPENSATION ORDINANCE AND ANY OTHER RELEVANT ORDINANCES.

THE EMPLOYER AND THE EMPLOYEE HEREBY DECLARE THAT THEY UNDERSTAND THOROUGHLY THE ABOVE PROVISIONS AND FURTHER AGREE TO SIGN TO ABIDE BY SUCH PROVISIONS. THEY SHALL EACH RETAIN A COPY OF THIS CONTRACT FOR FUTURE REFERENCE.

SIGNATURE OF EMPLOYEE

NAME IN FULL:
LEUNG LOUIS HO MING
HK I.D. NO. Z413422(3)
DATE : 26/8/2026

FOR AND ON BEHALF OF
GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NAME IN FULL:
CHAN KAM BIU RICHARD
CHIEF EXECUTIVE OFFICER
DATE : 26 May 2026